Exhibit 99.1

Contact:

Vida Communication (on behalf of the Avicena Group)

Stephanie Diaz (investors) 415-675-7400	Tim Brons (media) 415-675-7400
sdiaz@vidacommunication.com	646-319-8981 (mobile)
tbrons@vidacommunication.com

Avicena Appoints Michael Sullivan Vice President of Finance and Acting Chief Financial Officer

Palo Alto, CA, April 6, 2006 – The Avicena Group, Inc. (OTCBB: AVGO) (Avicena), a developer of novel pharmaceutical and therapeutic products, announced today the appointment of Michael Sullivan as the company’s vice president of finance and acting chief financial officer (CFO). Mr. Sullivan brings to Avicena more than 25 years of financial and business experience including expertise in fundraising, cash management, business turnarounds, strategic planning, company build-out, and risk management. Avicena also announced today that Wayne Peters has decided to step down as the company’s chief financial officer in order to pursue other opportunities.

Mr. Sullivan has served as CFO of WorldCare, Ltd., a global healthcare services and solutions company, since March 2005. In this position, he has played a key role in the company’s corporate finance and operational activities. Before his tenure at WorldCare, he served as CFO at Systems Engineering, Inc. (SEI), a leading international financial services and government software and networking firm, where he led a successful turnaround effort that resulted in the company’s first significant profitability in its 20-year history. For a brief period between his work with WorldCare and SEI, Mr. Sullivan was a self-employed consultant. He has also held management level financial positions at a number of public and private companies including Fidelity Investments, X-Collaboration Software Corp. and Wang Laboratories.

“Michael Sullivan’s experience provides an exceptional fit for Avicena and our corporate and financial goals,” said Belinda Tsao-Nivaggioli, Avicena’s chief executive officer. “We believe that his broad expertise in a number of key business and financial areas will nicely complement the company’s existing management team and help Avicena continue to aggressively pursue its goal of improving people’s lives through the development and commercialization of novel therapeutic products.”

ABOUT AVICENA

Based in Palo Alto, CA, Avicena is a biotechnology company that seeks to develop and commercialize therapeutic products that regulate the critical energy processes which occur within human cells. Avicena’s focus is on the development of pharmaceutical products to treat patients with rare diseases (orphan drugs), as well as dermaceutical and nutraceutical products. To date, the company has advanced certain compounds for the treatment of amyotrophic lateral sclerosis (ALS or Lou Gehrig’s disease) into Phase III trials and treatments for Huntington’s disease (HD) into Phase II development. Having completed Phase II trials, the company is now considering a Phase III trial for the treatment of Parkinson’s disease.

SAFE HARBOR

This release may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements reflect, among other things, management’s current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. See “Risk Factors” in the company’s prospectus and annual report for a discussion of such risks, including the company’s need for additional funds, the company’s dependence on a limited number of therapeutic compounds, the early state of the products the company is developing, uncertainties relating to clinical trials and regulatory reviews, competition and dependence on collaborative partners, the company’s ability to avoid infringement of the patent rights of others, and the company’s ability to obtain adequate patent protection and to enforce these rights. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Avicena does not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

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